EXHIBIT 23.1                                           CONSENT OF LAWRENCE SCHARFMAN & CO., CPA, P.C.

October 31, 2008

Board of Directors
Global Entertainment Holdings, Inc.
1516 E. Tropicana Ave., Suite 245
Las Vegas, Nevada 89119

Gentlemen:

We hereby consent to the use of our audit report of Global Entertainment Holdings for the year ended December 31, 2007 appearing in this Annual Report on Form 10-KSBA of Global Entertainment Holdings, Inc. for the year ended December 31, 2007.

/s/ Lawrence Scharfman & Co., CPA, P.C.
    Lawrence Scharfman & Co., CPA, P.C.